EXHIBIT (13)(c)

                                MATERIAL CONTRACT
                  THIRD AMENDMENT TO FINANCIAL AGENT AGREEMENT

                               THIRD AMENDMENT TO
                            FINANCIAL AGENT AGREEMENT

         THIS AMENDMENT made effective as of the 29th day of October, 2001 amends that certain Financial Agent Agreement dated December 11, 1996, as amended (collectively, the "Agreement"), by and between Phoenix Equity Planning Corporation (the "Financial Agent") and The Phoenix Edge Series Fund (the "Trust") as hereinbelow provided.

                              W I T N E S S E T H:

       WHEREAS, the parties hereto wish to amend the Agreement to reflect the existence of those series of the Trust as more particularly described in Exhibit 1 attached hereto and made a part hereof.

         NOW, THEREFORE, in consideration of the foregoing premise, and other good and valuable consideration, the parties hereby agree that the Agreement is hereby amended as follows:

1. All references to the Trust shall mean and refer to The Phoenix Edge Series Fund and each of the series thereof as more particularly described in
     Exhibit 1, as the same may be amended from time to time.

2. Except as hereinabove and hereinbefore amended, this Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day and year first above written.

                                       The Phoenix Edge Series Fund

                                       By: /s/ Simon Y. Tan
                                           -------------------------------
                                       Name:    Simon Y. Tan
                                       Title:   President


                                       Phoenix Equity Planning Corporation

                                       By: /s/ William R. Moyer
                                           -------------------------------
                                       Name:    William R. Moyer
                                       Title:   Chief Financial Officer

                                                                       Exhibit 1
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                                    SERIES OF
                          THE PHOENIX EDGE SERIES FUND

Phoenix-Aberdeen International Series Phoenix-Engemann Capital Growth Series Phoenix-Engemann Nifty Fifty Series Phoenix-Engemann Small & Mid-Cap Growth Series Phoenix-Goodwin Money Market Series Phoenix-Goodwin Multi-Sector Fixed Income Series Phoenix-Hollister Value Equity Series Phoenix-Oakhurst Balanced Series Phoenix-Oakhurst Growth and Income Series Phoenix-Oakhurst Strategic Allocation Series Phoenix-Seneca Mid-Cap Growth Series Phoenix-Seneca Strategic Theme Series

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Phoenix-Duff & Phelps Real Estate Securities Series

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Phoenix-Aberdeen New Asia Series

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Phoenix-AIM Mid-Cap Equity Series Phoenix-Alliance/Bernstein Growth + Value Series Phoenix-Deutsche Dow 30 Series Phoenix-Deutsche Nasdaq 100 Index(R) Series Phoenix-Federated U.S. Government Bond Series Phoenix-J.P. Morgan Research Enhanced Index Series Phoenix-Janus Core Equity Series Phoenix-Janus Flexible Income Series Phoenix-Janus Growth Series Phoenix-MFS Investors Growth Stock Series Phoenix-MFS Investors Trust Series Phoenix-MFS Value Series Phoenix Morgan Stanley Focus Equity Series Phoenix-Sanford Bernstein Global Value Series Phoenix-Sanford Bernstein Mid-Cap Value Series Phoenix-Sanford Bernstein Small Cap Value Series